UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 24, 2009 (July 20, 2009)

QNECTIVE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50494	57-1094726
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Thurgauerstrasse 54, CH-8050, Zurich, Switzerland
(Address of principal executive offices)

Registrant’s telephone number, including area code +41-44-307-5020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective July 20, 2009, Qnective, Inc. (the “Company”) entered into an Indemnification and Pledge Agreement (the “Agreement”) by and among the Company, Capella IV LLC, a Nevis limited liability company (“Capella”), Connwards Management, Inc., a Belize corporation (“Connwards”) and Kang Young-Ho (a/k/a Michael Kang) (“Kang”).

The Company previously entered into an Amended Shareholders Agreement dated as of October 1, 2008 (the “Shareholders Agreement”).  Pursuant to the Shareholders Agreement, Capella made a capital contribution to the Company of 30,550,000 shares of common stock, $.001 par value per share of the Company (the “Common Stock”), however, Capella only delivered to the Company a share certificate representing 2,000,000 shares of Common Stock.  Capella was previously issued share certificate No. 502 representing 31,000,000 shares of Common Stock (“Certificate No. 502”), but Capella indicated that Certificate No. 502 had been lost, misplaced or destroyed and cannot be located. Capella  executed and delivered to Continental Stock Transfer & Trust Co., the Company’s transfer agent and registrar (the “Transfer Agent”), an Affidavit of Loss and Agreement of Indemnity, but Capella did not post a bond to indemnify against any claims resulting from the loss of Certificate No. 502 and has represented to the Company that it is financially unable to post the bond.  Capella requested that the Company, on behalf of Capella, indemnify and hold harmless the Transfer Agent from all damages, claims, liabilities and attorneys’ fees incurred by the Transfer Agent arising from the replacement of Certificate No. 502 (the “Transfer Agent Indemnification”).  The Company has determined that it is in the best interests of the Company to undertake the Transfer Agent Indemnification, if Capella, Connwards and Kang agree to indemnify and hold harmless the Company from any and all damages, claims, liabilities, fees and expenses incurred by the Company arising from the Transfer Agent Indemnification and the ownership of Certificate No. 502, and if, each of Capella, Connwards and Kang agreed to pledge their shares of Common Stock to the Company as security for any payment of their obligations under this Agreement.

Pursuant to the terms of the Agreement, the parties agreed as follows:

1. the Company agreed to indemnify and hold harmless, the Transfer Agent, from all damages incurred by the Transfer Agent arising from the replacement of Certificate 502;

2. Each of Capella, Connwards and Kang agreed to jointly and severally indemnify and hold harmless the Company from any damage arising from the indemnification of the Transfer Agent, and the replacement or ownership of Certificate 502;

3. To secure the payment of each of their obligations under the Agreement, each of Capella, Connwards and Kang (each a “Pledgor”) granted to the Company a security interest in the shares of Common Stock of the Company owned by such Pledgor, and delivered to the Company one or more share certificates representing such shares. The Pledgors delivered to the Company share certificates representing an aggregate of 11,407,250 shares of Common Stock.

The Agreement will termination on July 20, 2015, provided, however, the Company may at any time, in its sole discretion, release some or all of the shares that have been pledged, or terminate the Agreement.

The foregoing description of the Agreement is qualified in its entirety by reference to the provisions of the Agreement attached to this report as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Indemnification and Pledge Agreement by and among Qnective, Inc., Capella IV LLC, Connwards Management, Inc., and Kang Young-Ho, dated as of July 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2009	QNECTIVE, INC.

	By:	/s/ Francoise Lanter
Françoise Lanter
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Indemnification and Pledge Agreement by and among Qnective, Inc., Capella IV LLC, Connwards Management, Inc., and Kang Young-Ho, dated as of July 20, 2009.